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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: AUGUST 1, 2003
                        (Date of earliest event reported)

                            MITCHAM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



                TEXAS                    000-25142               76-0210849
    (State or other jurisdiction        (Commission             (IRS Employer
          of incorporation)            File Number)          Identification No.)


                     8141 SH 75 SOUTH
                       P.O. BOX 1175
                     HUNTSVILLE, TEXAS                              77342
         (Address of principal executive offices)                 (Zip Code)


                                  936-291-2277
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 1, 2003, Drilling Services, Inc. ("DSI"), Mitcham Industries, Inc.'s wholly-owned subsidiary, sold its operating assets to WBW Enterprises of Texas LLC ("WBW"). DSI provided front-end services to companies engaged in seismic data acquisition projects. The disposition was pursuant to the terms of an Asset Purchase Agreement, dated August 1, 2003, by and among DSI, Mitcham and WBW. The sales price of $1,050,000 was determined as a result of arms' length negotiations between the parties. The sales price is being paid as follows:
$250,000 cash on August 1, 2003, and the remaining $800,000 under the terms of a promissory note bearing interest at 7% annually, payable in three consecutive monthly equal installments of interest only ($4,667), on August 30, September 30, and October 31, 2003, and beginning November 30, 2003, in 36 consecutive monthly equal installments of principal and interest ($24,702), on the last day of each such month, through October 31, 2006. The promissory note is secured by the assets that were sold.

         A copy of the press release announcing the disposition of DSI's operating assets is filed as Exhibit 99 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (c)      EXHIBITS.

                  See Exhibit Index on immediately following page.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MITCHAM INDUSTRIES, INC.


         Date: August 8, 2003            By: /s/ P. Blake Dupuis
                                            ------------------------------------
                                                    P. Blake Dupuis
                                                    Chief Financial Officer



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                                  EXHIBIT INDEX

    Exhibit No.                 Name of Exhibit
    -----------                 ---------------

         2 Asset Purchase Agreement dated August 1, 2003, by and among Mitcham Industries, Inc., Drilling Services, Inc. and WBW Enterprises of Texas LLC

         99       Mitcham Industries, Inc. press release dated August 5, 2003